                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 28th day of February, 2005, severally, by and among: each Acquired Fund listed below, each a Maryland corporation having its principal place of business at 680 8th Street, Des Moines, Iowa 50392-2080; Principal Investors Fund, Inc.
("PIF"), a Maryland corporation having its principal place of business at 680
8th Street, Des Moines, Iowa 50392-2080, on behalf of each corresponding
Acquiring Fund listed below, each a separate series of PIF; and Principal
Management Corporation, investment adviser for each Acquired Fund and its corresponding Acquiring Fund (for purposes of section 9.2 of this Agreement only):

                                                         Corresponding
Acquired Fund                                        PIF Acquiring Fund
-------------                                        ------------------
Principal Balanced Fund, Inc.                        PIF Disciplined LargeCap
                                                        Blend Fund
Principal Capital Value Fund, Inc.                   PIF LargeCap Value Fund
Principal Partners LargeCap Value Fund, Inc.         PIF Partners LargeCap
                                                        Value Fund
Principal Equity Income Fund, Inc.                   PIF Equity Income Fund
Principal Partners Blue Chip Fund, Inc.              PIF Partners LargeCap
                                                        Blend Fund I
Principal Partners LargeCap Blend Fund, Inc.         PIF Partners LargeCap
                                                        Blend Fund
Principal LargeCap Stock Index Fund, Inc.            PIF LargeCap S&P 500
                                                        Index Fund
Principal Growth Fund, Inc.                          PIF LargeCap Growth Fund
Principal Partners Equity Growth Fund, Inc.          PIF Partners LargeCap
                                                        Growth Fund I
Principal MidCap Fund, Inc.                          PIF MidCap Blend Fund
Principal Partners MidCap Growth Fund, Inc.          PIF Partners MidCap
                                                        Growth Fund
Principal SmallCap Fund, Inc.                        PIF SmallCap Blend Fund
Principal Partners SmallCap Growth Fund, Inc.        PIF Partners SmallCap
                                                        Growth Fund II
Principal Real Estate Securities Fund, Inc.          PIF Real Estate Securities
                                                        Fund
Principal Bond Fund, Inc.                            PIF Bond & Mortgage
                                                        Securities Fund
Principal Government Securities Income Fund, Inc.    PIF Government Securities
                                                        Fund
Principal Tax-Exempt Bond Fund, Inc.                 PIF Tax-Exempt Bond Fund
Principal International Fund, Inc.                   PIF Diversified
                                                        International Fund
Principal International SmallCap Fund, Inc.          PIF Diversified
                                                        International Fund
Principal Limited Term Bond Fund, Inc.               PIF High Quality Short-Term
                                                        Bond Fund
Principal Cash Management Fund, Inc.                 PIF Money Market Fund
Principal International Emerging Markets Fund, Inc.  PIF International Emerging
                                                        Markets Fund

         This Agreement shall be deemed to be a separate agreement between each
Acquired Fund and PIF on behalf of the corresponding Acquiring Fund. As used herein, unless the context otherwise requires, each Acquired Fund and its corresponding Acquiring Funding are, respectively, the "Acquired Fund" and the
"Acquiring Fund."

         This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the
United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of: (i) the transfer of all or substantially all of the assets of the Acquired Fund to the Acquiring Fund and the assumption by the
Acquiring Fund of all of the liabilities of the Acquired Fund in exchange solely for Class A and Class B voting shares of beneficial interest of the Acquiring
Fund (the "Acquiring Fund Shares"); (ii) the distribution of the Acquiring Fund
Shares to the shareholders of the Acquired Fund according to their respective interests in complete liquidation of the Acquired Fund; and (iii) the dissolution of the Acquired Fund as soon as practicable thereafter, all upon the terms and conditions hereinafter set forth (the Reorganization").

         WHEREAS, the Acquired Fund is, and the Acquiring Fund is a separate series of, an open-end, management investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act"), and the Acquired
Fund owns securities which generally are assets of the character in which the
Acquiring Fund is permitted to invest;

         WHEREAS, the Board of Directors of PIF has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the
assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and

         WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund
Shares and the assumption of all liabilities of the Acquired Fund by the
Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired
Fund would not be diluted as a result of this transaction;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR
THE ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND
THE LIQUIDATION AND DISSOLUTION OF THE ACQUIRED FUND

         1.1. Subject to the requisite approval of the shareholders of the
Acquired Fund and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund shall transfer all or substantially all of its assets, as set forth in section
1.2, to the Acquiring Fund, and the Acquiring Fund in exchange therefore shall:
(i) deliver to the Acquired Fund the number of full and fractional Class A and
Class B Acquiring Fund Shares determined by dividing the value of the Acquired
Fund's net assets with respect to Class A and Class B Acquired Fund Shares, computed in the manner and as of the time and date set forth in section 2.1, by the net asset value of one Acquiring Fund Class A Share or Class B Share, respectively, computed in the manner and as of the time and date set forth in section 2.2; and (ii) assume all of the liabilities of the Acquired Fund as set forth in section 1.3. Such transactions shall take place at the closing provided for in section 3.1 (the "Closing").

         1.2. The assets of the Acquired Fund to be acquired by the Acquiring
Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund, on the closing date provided for in section 3.1 (the "Closing Date") (collectively,
"Assets").

         1.3. The Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. The Acquiring Fund shall also assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date, as defined in section 2.1 (collectively, "Liabilities"). On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

         1.4. Immediately after the transfer of Assets provided for in section
1.1, the Acquired Fund will distribute to the shareholders of record of the
Class A and Class B Acquired Fund Shares, determined as of the close of regular trading on the New York Stock Exchange ("NYSE") on the Closing Date (the
"Acquired Fund Shareholders"), on a pro rata basis, the Acquiring Fund Shares of the same class received by the Acquired Fund pursuant to section 1.1, and will completely liquidate. Such distribution and liquidation will be accomplished, with respect to the Acquired Fund's shares, by the transfer of the Acquiring
Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of
Class A and Class B Acquiring Fund Shares to be so credited to Class A and Class
B Acquired Fund Shareholders shall be equal to the aggregate net asset value of the Acquired Fund shares of that same class owned by such shareholders on the
Closing Date. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Class A and Class B Acquiring Fund
Shares in connection with such exchange.

         1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent.

         1.6. As soon as practicable after the Closing Date, the Acquired Fund shall take all necessary steps under its Articles of Incorporation, Maryland law and any other applicable law to effect its complete dissolution. Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the "Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

         1.7 All books and records of the Acquired Fund, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to PIF on behalf of the Acquiring
Fund from and after the Closing Date and shall be turned over to PIF as soon as practicable after the Closing Date.

2.       VALUATION

         2.1. The value of the Assets to be transferred to the Acquiring Fund shall be computed as of the close of regular trading on the NYSE and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures in the then-current prospectus and statement of additional information with respect to the Acquiring Fund, and valuation procedures established by the Acquiring Fund's
Board of Directors.

         2.2. The net asset value of a Class A and Class B Acquiring Fund Share shall be the net asset value per share computed with respect to that class as of the Valuation Date, using the valuation procedures set forth in the Acquiring
Fund's then-current prospectus and statement of additional information and valuation procedures established by the PIF Board of Directors.

         2.3. The number of the Class A and Class B Acquiring Fund Shares to be
issued (including fractional shares, if any) in exchange for the Acquired Fund's
Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to the Class A and Class B shares of the Acquired
Fund, as the case may be, determined using the same valuation procedures referred to in section 2.1, by the net asset value of an Acquiring Fund Share, determined in accordance with section 2.2.

         2.4. All computations of value hereunder shall be made by or under the direction of each Fund's respective accounting agent, if applicable, in accordance with its regular practice and the requirements of the 1940 Act.

3.       CLOSING AND CLOSING DATE

         3.1. The Closing Date shall be June 30, 2005, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of 3:00 p.m., Central Daylight Time on the Closing Date. The Closing shall be held at the offices of Principal
Management Corporation, 680 8th Street, Des Moines, Iowa 50392 or at such other time and/or place as the parties may agree.

         3.2 The Acquired Fund shall deliver to PIF, on behalf of the Acquiring
Fund, on the Closing Date a schedule of Assets.

         3.3. The Acquired Fund shall direct the custodian for the Acquired Fund to deliver, at the Closing, a certificate of an authorized officer stating that
(i) the Assets shall have been delivered in proper form to the custodian for the
Acquiring Fund, prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the custodian for the Acquired
Fund to the custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring
Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Acquired Fund's portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, shall be delivered as of the Closing Date by book entry, in accordance with the customary practices of such depositories and the custodian for the Acquiring Fund. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

         3.4. The Acquired Fund shall direct its transfer agent to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Class A and Class B shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

         3.5. In the event that on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the
Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of the Acquired Fund or the Acquiring Fund, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.       REPRESENTATIONS AND WARRANTIES

         4.1. The Acquired Fund represents and warrants as follows:

         (a) The Acquired Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with power and authority under its Articles of Incorporation, as amended, to own all of its
Assets and to carry on its business as it is now being conducted;

         (b) The Acquired Fund is a registered investment company classified as a management company of the open-end type, and its registration with the
Commission as an investment company under the 1940 Act, and the registration of shares of the Acquired Fund under the Securities Act of 1933, as amended ("1933
Act"), are in full force and effect;

         (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act")
and the 1940 Act and such as may be required by state securities laws;

         (d) The current prospectus and statement of additional information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

         (e) On the Closing Date, the Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the
1933 Act, other than as disclosed to the Acquiring Fund;

         (f) The Acquired Fund is not currently engaged, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of Maryland law or the Acquired Fund's Articles of Incorporation or
By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, or
(ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound;

         (g) All material contracts or other commitments of the Acquired Fund
(other than this Agreement and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Acquired
Fund on or prior to the Closing Date;

         (h) Except as otherwise disclosed in writing to and accepted by PIF on behalf of the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Fund, or any of its properties or assets that, if adversely determined, would materially and adversely affect the Acquired Fund's financial condition or the conduct of its business. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Fund's business or the
Acquired Fund's ability to consummate the transactions herein contemplated;

         (i) The Statement of Assets and Liabilities, Statements of Operations
and Changes in Net Assets, and Schedule of Investments of the Acquired Fund as
of October 31, 2004 have been audited by Ernst & Young LLP, independent auditors, and are in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied, and such statements (copies of which have been furnished to PIF on behalf of the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet
(including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

         (j) Since October 31, 2004, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by PIF on behalf of the Acquiring Fund. For the purposes of this subsection (j), a decline in net asset value per share of the Acquired Fund due to declines in market values of portfolio securities of the Acquired Fund, the discharge of Acquired Fund liabilities as reflected in its Statement of Assets and Liabilities as of October 31, 2004 (including the notes thereto), or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;

         (k) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

         (l) For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has complied (or will comply) with the applicable diversification requirements imposed by Subchapter L of the Code, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute substantially all (and in no event less than
98%) of its investment company taxable income and net capital gain for the period ending on the Closing Date;

         (m) All issued and outstanding shares of the Acquired Fund (i) have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933
Act and state securities laws, and in other jurisdictions in compliance with applicable laws, (ii) are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or dissenter's rights, and (iii) will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the transfer
Agent for the Acquired Fund on its behalf, as provided in section 3.4. The
Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Fund, nor is there outstanding any security convertible into any of the Acquired Fund shares;

         (n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Board of Directors of the Acquired Fund, and, subject to the approval of the shareholders of the Acquired Fund, this Agreement will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

         (o) The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the
National Association of Securities Dealers, Inc. (the "NASD")), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto; and

         (p) The proxy statement of the Acquired Fund (the "Proxy Statement") to be included in the Registration Statement referred to in section 5.5 (including any amendment or supplement thereto), insofar as it relates to the Acquired
Fund, will, on the effective date of the Registration Statement and on the
Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading provided, however, that the representations and warranties in this subsection (p) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the
Acquiring Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

         4.2. PIF, on behalf of the Acquiring Fund, represents and warrants as follows:

         (a) The Acquiring Fund is duly organized as a series of PIF, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with power and authority under its Articles of
Incorporation, as amended, to own all of its properties and assets and to carry on its business as it is now being conducted;

         (b) PIF is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of shares of the
Acquiring Fund under the 1933 Act are in full force and effect;

         (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

         (d) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

         (e) On the Closing Date, the Acquiring Fund will have good and marketable title to the Acquiring Fund's assets, free of any liens of other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received notice and necessary documentation at or prior to the Closing;

         (f) PIF is not currently engaged, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of
PIF's Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which PIF, on behalf of the
Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which PIF on behalf of the Acquiring Fund, is a party or by which it is bound;

         (g) Except as otherwise disclosed in writing to and accepted by the
Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of PIF, threatened against PIF, on behalf of the Acquiring Fund, or any of the
Acquiring Fund's properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business. PIF, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring
Fund's business or the Acquiring Fund's ability to consummate the transactions herein contemplated;

         (h) The Statement of Assets and Liabilities, Statements of Operations
and Changes in Net Assets and Schedule of Investments of the Acquiring Fund as
of October 31, 2004 have been audited by Ernst & Young LLP, independent auditors, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet
(including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

         (i) Since October 31, 2004, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this subsection (i), a decline in net asset value per share of the Acquiring Fund due to declines in market values of portfolio securities of the Acquiring Fund, the discharge of
Acquiring Fund liabilities as reflected in its Statement of Assets and
Liabilities as of October 31, 2004 (including the notes thereto), or the redemption of Acquiring Fund Shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change;

         (j) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the knowledge of PIF, on behalf of the Acquiring
Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns;

         (k) For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has complied (or will comply) with the applicable diversification requirements imposed by Subchapter L of the Code, has been eligible to (or will be eligible to) and has computed (or will compute) its federal income tax under Section 852 of the Code;

         (l) All issued and outstanding Acquiring Fund Shares (i) have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, and in other jurisdictions in compliance with applicable laws, and (ii) are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or dissenter's rights. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring
Fund Shares, nor is there outstanding any security convertible into any
Acquiring Fund Shares;

         (m) The execution, delivery and performance of this Agreement will have been fully authorized prior to the Closing Date by all necessary action on the part of the Board of Directors of PIF on behalf of the Acquiring Fund, and this
Agreement will constitute a valid and binding obligation of PIF, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

         (n) The Acquiring Fund Shares to be issued and delivered to the
Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring
Fund Shares, and will be fully paid and non-assessable;

         (o) The information to be furnished by PIF, on behalf of the Acquiring
Fund, for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority
(including the NASD), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto; and

         (p) The Proxy Statement to be included in the Registration Statement
(including and any amendment or supplement thereto), insofar as it relates to the Acquiring Fund, will, on the effective date of the Registration Statement and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading provided, however, that the representations and warranties in this subsection (p) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the
1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

  5. COVENANTS OF PIF, ON BEHALF OF THE ACQUIRING FUND, AND THE ACQUIRED FUND

         5.1. PIF, on behalf of the Acquiring Fund, and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the
Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and such changes as are contemplated by the Funds' normal operations.

         5.2. The Acquired Fund will call a meeting of the shareholders of the
Acquired Fund to consider and act upon this Agreement and will take all other reasonable action necessary to obtain approval of the transactions contemplated herein.

         5.3. The Acquired Fund covenants that the Class A and Class B Acquiring
Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this
Agreement.

         5.4. Subject to the provisions of this Agreement, PIF, on behalf of the
Acquiring Fund, and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this
Agreement.

         5.5. PIF, on behalf of the Acquiring Fund, and the Acquired Fund each covenants to prepare the Registration Statement on Form N-14 (the "Registration
Statement"), in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of the Acquired Fund Shareholders to consider and act upon this Agreement and the transactions contemplated herein. PIF, on behalf of the Acquiring Fund, will file the Registration Statement, including the Proxy
Statement, with the Commission. The Acquired Fund will provide PIF, on behalf of the Acquiring Fund, with the information reasonably necessary for preparation of a prospectus, which will include the Proxy Statement referred to in section
4.1(p), all to be included in the Registration Statement, in compliance in all material respects with the 1933 Act, the 1934 Act and the 1940 Act.

         5.6. As soon as is reasonably practicable after the Closing, the
Acquired Fund will make a liquidating distribution to its shareholders consisting of the Class A and Class B Acquiring Fund Shares received at the
Closing.

         5.7. PIF, on behalf of the Acquiring Fund, and the Acquired Fund will each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

         5.8. The Acquired Fund covenants that it will, from time to time, as and when reasonably requested by PIF on behalf of the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as PIF, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund's title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

         5.9. PIF, on behalf of the Acquiring Fund, covenants that it will, from time to time, as and when reasonably requested by the Acquired Fund, execute and deliver or cause to be executed and delivered all such assignments, assumption agreements, releases and other instruments, and will take or cause to be taken such further action, as the Acquired Fund may reasonably deem necessary or desirable in order to (i) vest in and confirm to the Acquired Fund title to and possession of all Acquiring Fund shares to be transferred to the Acquired Fund pursuant to this Agreement and (ii) assume the liabilities of the Acquired Fund.

         5.10. PIF, on behalf of the Acquiring Fund, will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the
1940 Act and such of the state securities laws as it deems appropriate in order to continue its operations after the Closing Date and to consummate the transactions contemplated herein.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

         The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by
PIF, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

         6.1. All representations and warranties of PIF, on behalf of the
Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         6.2. PIF, on behalf of the Acquiring Fund, shall have delivered to the
Acquired Fund on the Closing Date a certificate executed in PIF's name by its
President or a Vice President, in a form reasonably satisfactory to the Acquired
Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct on and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the
Acquired Fund shall reasonably request;

         6.3. PIF, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by PIF on behalf of the Acquiring Fund on or before the Closing Date; and

         6.4. The Acquired Fund and PIF, on behalf of the Acquiring Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares of Class
A and Class B to be issued in connection with the Reorganization after such number has been calculated in accordance with section 1.1.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

         The obligations of PIF, on behalf of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at PIF's election, to the performance by the Acquired Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1. All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         7.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, as of the Closing Date, certified by the Treasurer of the Acquired Fund;

         7.3 The Acquired Fund shall have delivered to PIF, on behalf of the
Acquiring Fund, a certificate executed in the Acquired Fund's name by its
President or a Vice President, in a form reasonably satisfactory to the
Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct on and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request;

         7.4. The Acquired Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing Date;

         7.5. The Acquired Fund and PIF, on behalf of the Acquiring Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares of Class
A and Class B to be issued in connection with the Reorganization after such number has been calculated in accordance with section 1.1; and

         7.6. The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i)
substantially all (and in no event less than 98%) of its investment company taxable income and realized net capital gain, if any, for the period from the close of its last fiscal year through the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PIF, ON BEHALF OF THE
ACQUIRING FUND, AND THE ACQUIRED FUND

         If any of the conditions set forth below has not been satisfied on or before the Closing Date with respect to the Acquired Fund or PIF, on behalf of the Acquiring Fund, either party to this Agreement may choose, at its option, not to consummate the transactions contemplated by this Agreement:

         8.1. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Acquired Fund's
Articles of Incorporation, By-Laws, applicable Maryland law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to PIF, on behalf of the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquired Fund nor PIF, on behalf of the
Acquiring Fund, may waive the conditions set forth in this section 8.1;

         8.2. On the Closing Date no action, suit or other proceeding shall be pending or, to the knowledge of the Acquired Fund or of PIF, on behalf of the
Acquiring Fund, threatened, before any court or governmental agency in which it is sought to restrain or prohibit, or obtain material damages or other relief in connection with, this Agreement or the transactions contemplated herein;

         8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Acquired Fund or PIF, on behalf of the Acquiring Fund, to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the Acquiring Fund, provided that either party hereto may for itself waive any of such conditions;

         8.4. The Registration Statement shall have become effective under the
1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

         8.5. The parties shall have received the opinion of tax counsel satisfactory to each party, addressed to each of the Acquired Fund and PIF, in a form reasonably satisfactory to each such party to this Agreement, substantially to the effect that, based upon certain facts, assumptions, and representations of the parties, for federal income tax purposes: (1) the Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the Acquired Fund and the Acquiring Fund; (2) no gain or loss will be recognized by the Acquired Fund or the Acquiring Fund upon the transfer of all of the assets and liabilities, if any, of the Acquired Fund to the
Acquiring Fund solely in exchange for shares of the Acquiring Fund; (3) no gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of such Acquired Fund's shares solely for shares of the Acquiring Fund;
(4) the holding period and tax basis of the shares of the Acquiring Fund received by each holder of shares of the Acquired Fund pursuant to the
Reorganization will be the same as the holding period and tax basis of the shares of the Acquired Fund held by the shareholder (provided the shares of the
Acquired Fund were held as a capital asset on the date of the Reorganization)
immediately prior to the Reorganization; and (5) the holding period and tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the holding period and tax basis of those assets to the Acquired
Fund immediately prior to the Reorganization. The delivery of such opinion is conditioned upon receipt by tax counsel of representations it shall request from each of the Acquired Fund and PIF. Notwithstanding anything herein to the contrary, neither the Acquired Fund nor PIF, on behalf of the Acquiring Fund, may waive the conditions set forth in this section 8.5.

9.       FEES AND EXPENSES

         9.1. Each of PIF, on behalf of the Acquiring Fund, and the Acquired
Fund represents and warrants to the other that it has no obligations to pay any brokers' or finders' fees in connection with the transactions provided for herein.

         9.2. The first $1,000,000 of the expenses relating to the
Reorganization will be allocated among the Acquired Funds based on the ratio of the open accounts of each Acquired Fund to the open accounts of all the Acquired
Funds as of the close of business on February 28, 2005. The Manager will pay 50%
of the balance of the expenses relating to the Reorganization, and the remaining
50% will be allocated among the Acquired Funds in the same manner as the first
$1,000,000 of expenses, except that the Manager will pay 100% of such expenses allocated to the following Acquired Funds which are not expected to experience reduced expense ratios as a result of the Reorganization: the Principal Bond
Fund, Principal MidCap Fund, Principal Tax-Exempt Bond Fund, Principal Partners
LargeCap Value Fund, Principal Partners SmallCap Growth Fund, Principal
International Fund and Principal Partners MidCap Growth Fund. In addition, with respect to each other Acquired Fund, the Manager will pay any portion of the remaining 50% of the balance of the expenses allocated to the Acquired Fund that exceeds an amount equal to the sum of (A) and (B), where (A) equals the result determined by multiplying the net assets attributable to the Class A shares of the Acquired Fund by the remainder of the Total Fund Operating Expense Ratio of the Class A shares of the Acquired Fund minus the Total Fund Operating Expense
Ratio of the Class A shares of the Acquiring Fund and (B) equals the result determined by multiplying the net assets attributable to the Class B shares of the Acquired Fund by the remainder of the Total Fund Operating Expense Ratio of the Class B shares of the Acquired Fund minus the Total Fund Operating Expense
Ratio of the Class B shares of the Acquiring Fund. For purposes of the preceding sentence, the net assets attributable to the Class A shares and the Class B shares of the Acquired Fund shall be determined as of the Effective Time or such other time to which the Manager and the Acquired Fund may agree, the Total Fund
Operating Expense Ratios for the Class A shares and the Class B shares of the
Acquired Fund shall be those for the fiscal year ended October 31, 2004 and the
Total Fund Operating Expense Ratios for the Class A shares and the Class B shares of the Acquiring Fund shall be determined for the period beginning on
November 1, 2004 and ending at the Effective Time or at such other time to which the Manager and the Acquired Fund may agree. The costs of the Reorganization shall include, but not be limited to, costs associated with preparation of the
Registration Statement, printing and distribution of the Acquiring Fund's prospectus and the Acquired Fund's proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding the Acquired Fund
Shareholders meeting. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         10.1. The Acquired Fund and PIF, on behalf of the Acquiring Fund, agree that neither has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

         10.2. Except as specified in the next sentence, the representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

11.      TERMINATION

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties, or (ii) by either party if the Closing shall not have occurred on or before June
30, 2005, unless such date is extended by mutual agreement of the parties, or
(iii) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any of the parties or their respective Board members or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

12.      AMENDMENTS; WAIVERS

         12.1 This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by any authorized officer of the Acquired Fund and any authorized officer of PIF, on behalf of the Acquiring
Fund; provided, however, that, following the meeting of the shareholders of the
Acquired Fund called by the Acquired Fund pursuant to section 5.2 of this
Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Class A and Class B Acquiring Fund Shares to be
issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders, or otherwise have a material adverse effect on the interests or rights of the Acquired Fund or the Acquired Fund Shareholders,
without the Acquired Fund obtaining further approval of the Acquired Fund
Shareholders.

         12.2. Except as otherwise expressly provided in this Agreement, each of the Acquired Fund and PIF, on behalf of the Acquiring Fund, may at any time prior to the Closing by written instrument signed by it: (i) waive any inaccuracies in the representations and warranties contained herein and made for its benefit; and (ii) waive compliance with any of the covenants or conditions contained herein and made for its benefit, except that any such waiver that would have a material adverse effect on the interests or rights of the Acquired
Fund or the Acquired Fund Shareholders, or the Acquiring Fund or the Acquiring
Fund Shareholders, shall be made only with the consent of the Board of Directors of, respectively, the Acquired Fund or the Acquiring Fund.

13.      NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed given upon receipt if delivered by hand (including by Federal Express or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail addressed to the Acquired Fund, 680 8th Street, Des
Moines, Iowa 50392-2080, attn: Arthur S. Filean, or to PIF, on behalf of the
Acquiring Fund, 680 8th Street, Des Moines, Iowa 50392-2080, attn: Arthur S.
Filean; or to Principal Management Corporation, Principal Financial Group, Des
Moines, Iowa 50392, attn: Arthur S. Filean.

14.   HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

         14.1. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         14.3. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its principles of conflicts of laws.

         14.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this
Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed by its President or Vice President as of the date first written above.

PRINCIPAL BALANCED FUND, INC.
PRINCIPAL CAPITAL VALUE FUND, INC.
PRINCIPAL PARTNERS LARGECAP VALUE FUND, INC.
PRINCIPAL EQUITY INCOME FUND, INC.
PRINCIPAL PARTNERS BLUE CHIP FUND, INC.
PRINCIPAL PARTNERS LARGECAP BLEND FUND, INC.
PRINCIPAL LARGECAP STOCK INDEX FUND, INC.
PRINCIPAL GROWTH FUND, INC.
PRINCIPAL PARTNERS EQUITY GROWTH FUND, INC.
PRINCIPAL MIDCAP FUND, INC.
PRINCIPAL PARTNERS MIDCAP GROWTH FUND, INC.
PRINCIPAL SMALLCAP FUND, INC.
PRINCIPAL PARTNERS SMALLCAP GROWTH
         FUND, INC.
PRINCIPAL REAL ESTATE SECURITIES FUND, INC.
PRINCIPAL BOND FUND, INC.
PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.
PRINCIPAL TAX-EXEMPT BOND FUND, INC.
PRINCIPAL INTERNATIONAL FUND, INC.
PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
PRINCIPAL LIMITED TERM BOND FUND, INC.
PRINCIPAL CASH MANAGEMENT FUND, INC.
PRINCIPAL INTERNATIONAL EMERGING
         MARKETS FUND, INC.

By:  ___/s/Ralph C. Eucher______
     Ralph C. Eucher
     President

   PRINCIPAL INVESTORS FUND, INC.
   on behalf of each of the following Acquiring Funds:
            Disciplined LargeCap Blend Fund
            LargeCap Value Fund
            Partners LargeCap Value Fund
            Equity Income Fund
            Partners LargeCap Blend Fund I
            Partners LargeCap Blend Fund
            LargeCap S&P 500 Index Fund
            LargeCap Growth Fund
            Partners LargeCap Growth Fund I
            MidCap Blend Fund
            Partners MidCap Growth Fund
            SmallCap Blend Fund
            Partners SmallCap Growth Fund II
            Real Estate Securities Fund
            Bond & Mortgage Securities Fund
            Government Securities Fund
            Tax-Exempt Bond Fund
            Diversified International Fund
            High Quality Short-Term Bond Fund
            Money Market Fund
            International Emerging Markets Fund

         By:   _/s/Michael J. Beer____________
               Michael J. Beer
               Executive Vice President

PRINCIPAL MANAGEMENT CORPORATION

By:       _/s/Ralph C. Eucher___________
             Ralph C. Eucher
             Presiden